UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2013

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 17, 2013, Imperial Holdings, Inc. (the “Company”) issued a press release announcing the final approval of the settlements described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 herewith. The information under Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 8.01 Other Events.

As previously disclosed, on July 29, 2013, the Company and the other parties to the class actions consolidated and designated as Fuller v. Imperial Holdings, et al. and the shareholder derivative action entitled Robert Andrzejczyk v. Imperial Holdings, Inc., et al., executed definitive settlement agreements in respect of the class action litigation and derivative action, respectively. On December 16, 2013, the United States District Court for the Southern District of Florida entered a final order approving the class action settlement and on December 17, 2013, the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida entered a final order approving the derivative action settlement. The approved settlements are each subject to customary appeal deadlines.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press release issued by Imperial Holdings, Inc. on December 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2013

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Imperial Holdings, Inc. on December 17, 2013.